Exhibit 99.1

Introduction	1

Exelon at a Glance
Profile, Vision and Quick Facts	2

Company Overview	3

Service Area and Generation Fuel Mix
Map of Exelon Service Area and Selected Generating Assets and 2011 Generation Fuel Mix for Exelon & Constellation	4

Generation Capacity	5

Credit and Liquidity for Exelon and Operating Companies
Credit Ratings, Credit Facilities and Commercial Paper	6

Long Term Debt Outstanding as of June 30, 2012
Exelon Corporation	7
Exelon Generation	7
ComEd	8
PECO	9
BGE	10

Federal Regulation
Federal Energy Regulatory Commission (FERC), ComEd Electric Transmission Rate Cases, BGE Electric Transmission Rate Cases	11

State Regulation
Illinois Commerce Commission (ICC), ComEd Electric Distribution Rate Cases and Average Residential Rate	12
Pennsylvania Public Utility Commission (PUC), PECO Electric and Gas Rate Cases and Average Residential Rate	13
Maryland Public Service Commission (PSC), BGE Electric and Gas Distribution Rate Cases and Average Residential Rate	14

Capital Structure and Capitalization Ratios for Exelon and Operating Companies	15
Financial and Operating Highlights for Exelon in 2011	16
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP
Consolidated Statements of Operations
Exelon Corporation	17
Exelon Generation	18
ComEd	19
PECO	20

Supply and Sales Statistics
Exelon Generation – Annual Electric Supply and Sales Statistics and Financial Swap Agreement with ComEd	21
Exelon Generation – Electric Supply and Sales by Quarter	22
ComEd Electric Sales Statistics, Revenue, and Customer Detail	23
PECO Electric Sales Statistics, Revenue, and Customer Detail	24
PECO Gas Sales Statistics, Revenue, and Customer Detail	25

Exelon Generation – Generating Resources
Total Owned Generating Capacity	26-27
Exelon Nuclear Fleet and Nuclear Operating Data	28-29
Fossil Emissions and Emission Reduction Technology Summary	30-31

Constellation Energy – Generating Resources
Total Owned Generating Capacity	32-33
Constellation Energy Nuclear Group (CENG) Fleet and Nuclear Operating Data	34-35
Fossil Emissions and Emission Reduction Technology Summary	36-39

To the Financial Community,

The Exelon Fact Book is intended to provide historical financial and operating information to assist in the analysis of Exelon and its operating companies. On March 12, 2012, Exelon and Constellation completed the merger of the two companies. On pages 2 through 13 (section 1), we present a snapshot of the business of Exelon Corporation after the close of the merger. The remainder of the book (sections 2 and 3) presents information in its historical form prior to the completion of the merger. Please refer to the SEC filings of Exelon and its subsidiaries, including the annual Form 10-K and quarterly Form 10-Q, of Exelon and its subsidiaries for more comprehensive financial statements and information.

For more information about Exelon and to send e-mail inquiries, visit our website at www.exeloncorp.com.

Investor Information	Stock Symbol: EXC
Exelon Corporation	Common stock is listed on the
Investor Relations	New York and Chicago stock exchanges.
10 South Dearborn Street
Chicago, IL 60603
312.394.2345
312.394.8941 (fax)

Information in this Fact Book is current as of July 31, 2012 unless otherwise noted.

This publication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company and Exelon Generation Company, LLC (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2011 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Constellation Energy Group’s 2011 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 12; (3) the Registrant’s Second Quarter 2012 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 16; and (4) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this publication. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this publication.

Exelon at a Glance

Company Profile

Headquartered in Chicago, Exelon a leading competitive energy provider, with operations and business activities in 47 states, the District of Columbia and Canada. The company is the largest competitive U.S. power generator, with approximately 35,000(a) megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. Constellation, Exelon’s competitive retail and wholesale energy business, provides energy products and services to approximately 100,000 business and public sector customers and approximately 1 million residential customers. Exelon’s utilities deliver electricity and natural gas to more than 6.6 million customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO).

Our Vision: Performance that drives progress

At Exelon, we believe that our high-performance energy is the engine of progress. Our commitment to excellence in everything we do means that we are driven to learn and grow, challenging ourselves to constantly adapt, enhance and advance. Every day we focus on maximizing the potential of energy. Safely. Reliably. Sustainably. We vigorously compete to give our customers greater choice and value, and drive innovations that help businesses function more effectively and help people live better. Our end-to-end perspective across the energy business, coupled with our ingenuity and commitment, gives us the insight to seize the opportunities of today, while maintaining the focus and long-term view to tackle the challenges of tomorrow. We make energy work harder because we believe that clean, affordable energy is the key to a brighter, more sustainable future – where our customers succeed, our communities thrive and our nation prospers.

Our Values

We are dedicated to safety.

We actively pursue excellence.

We innovate to better serve our customers.

We act with integrity and are accountable to our communities and the environment.

We succeed as an inclusive and diverse team.

Quick Facts: Exelon and Constellation Combined for 2011

$32.7 billion in operating revenues $74.5 billion in assets 6.6 million electric customers 1.2 million gas customers	~27,000 employees 7,350 circuit miles of electric transmission lines ~35,000 MW U.S. generating capacity	164 terawatt-hours of electric load served 372 billion cubic feet of natural gas load served $2.10 current annual dividend rate per share(b)

(a)	Excludes Maryland coal assets divested in 2012.
(b)	Represents Exelon’s annual dividend both before and after the Constellation merger. Dividends are subject to declaration by the board of directors each quarter.

Company Overview

Energy Generation	Competitive Energy Sales	Transmission & Delivery

Exelon Generation is the No. 1 competitive power generator in the nation, with owned generating assets totaling approximately 35,000(a) megawatts. With strong positions in the Midwest, Mid-Atlantic, Texas and California, Exelon is the largest owner and operator of nuclear plants in the United States and maintains a growing renewable energy development business headquartered in Baltimore.

Constellation, headquartered in Baltimore, is a leading competitive wholesale and retail supplier of power, natural gas and energy products and services for homes and businesses across the continental United States and in the Canadian provinces of Alberta, British Columbia and Ontario. Constellation’s retail business serves more than 100,000 business and public sector customers, including more than two-thirds of the Fortune 100, and approximately 1 million residential customers. The company is among the market leaders in commercial solar installations, as well as energy efficiency and load response products and services.

Exelon’s delivery companies – BGE, ComEd, and PECO – work hard to keep the lights on and the gas flowing for approximately 6.6 million customers.

Baltimore Gas and Electric Company (BGE) is a regulated electricity transmission and distribution company and natural gas distribution company with a combined service area encompassing Baltimore City and all or part of 10 central Maryland counties. BGE serves approximately 1.2 million electric customers in a 2,300-square-mile territory and approximately 650,000 natural gas customers in an 800-square-mile territory.

Commonwealth Edison Company (ComEd) is a regulated electricity transmission and delivery company with a service area in northern Illinois, including the City of Chicago, of approximately 11,400 square miles and an estimated population of 9.3 million. ComEd has approximately 3.8 million customers.

PECO Energy Company (PECO) is a regulated electricity transmission and distribution company and natural gas distribution company with a combined service area in southeastern Pennsylvania, including the City of Philadelphia, of approximately 2,100 square miles and an estimated population of 4.0 million. PECO has approximately 1.6 million electric customers and 490,000 natural gas customers.

Our Goals
• Keep the lights on and the gas flowing
• Run the generation fleet at world class levels
• Foster a work environment that is safe, productive, learning-focused and engaging
• Capitalize on clean energy as a competitive advantage
• Build sustained value through disciplined financial management
• Be a top-tier competitor in our key markets
• Advance competitive markets
(a) Excludes Maryland coal assets divested in 2012.

Exelon Service Area and Generation Fuel Mix

Exelon Service Area and Selected Generation Assets as of June 30, 2012

2011 Generation Fuel Mix

Exelon & Constellation – Ownership Equity

Capacity (MW)	Exelon	Constellation
Nuclear	67%	16%
Coal	3%	23	% (a)
Oil	8%	6%
Gas	13%	50%
Hydro & Renewables	10%	5%

Output (MWh)	Exelon	Constellation
Nuclear	92%	30%
Coal	3%	24	% (a)
Oil	<1%	0%
Gas	1%	41%
Hydro & Renewables	3%	5%

Note: Percentages may not add due to rounding

(a)	Includes Maryland coal assets divested in 2012.

*	Legacy Constellation generating assets divested in 2012 for market power mitigation purposes.

Generation Capacity

Owned Generation (in MWs) as of December 31, 2011(a)

	Exelon	Constellation	Total
Nuclear(b)	17,115	1,925	19,040
Fossil	5,890	9,351	15,241
Renewables	2,539	475	3,014

Total Owned Generation	25,544	11,751	37,295

Contracted Generation (in MWs) as of December 31, 2011(a)

	2012	2013	2014
ERCOT
Oil/Gas	1,052	1,052	885
Renewables	203	203	203

Total	1,255	1,255	1,088

Mid-Atlantic
Nuclear(c)	725	435	218
Oil/Gas	695	695	695
Renewables	208	176	176

Total	1,628	1,306	1,089

Midwest
Coal	1,158	1,158	—
Oil/Gas	1,932	1,157	1,157
Renewables	814	666	612

Total	3,904	2,981	1,769

NEPOOL
Oil/Gas	620	620	620
Renewables	41	17	17

Total	661	637	637

New York
Nuclear(c)	882	314	107
Renewables	27	27	—

Total	909	342	107

South/West/Canada
Oil/Gas	3,184	3,184	3,184
Renewables	153	153	153

Total	3,337	3,337	3,337

Total Contracted Generation	11,694	9,858	8,027

(a)	Represents owned and contracted generation capacity for legacy Exelon and legacy Constellation as of 12/31/11.
(b)	Owned generating capacity figures reflect Constellation’s 50.01% equity interest in Constellation Energy Nuclear Group (CENG), which owns and operates the Calvert Cliffs, Nine Mile Point, and R.E. Ginna nuclear generating stations.
(c)	Constellation has a PPA under which it purchases 85% of the total output of the CENG plants; consequently a ratable view of the 85% of the un-owned portion of total capacity is listed as contracted capacity.

Credit and Liquidity for Exelon and Operating Companies

Credit Ratings as of June 30, 2012

	Moody’s Investors Service(a)		Standard & Poor’s Corporation(b)	Fitch Ratings(b)
Exelon Corporation
Senior Unsecured Debt	Baa2	(c)	BBB-	BBB+
Commercial Paper	P2	(c)	A2	F2

Exelon Generation
Senior Unsecured Debt	Baa1	(c)	BBB	BBB+
Commercial Paper	P2		A2	F2

BGE
Senior Secured Debt	A2		N/A	A-
Senior Unsecured Debt	Baa1		BBB+	BBB+
Commercial Paper	P2		A2	F2

ComEd
Senior Secured Debt	A3		A-	BBB+
Senior Unsecured Debt	Baa2		BBB	BBB
Commercial Paper	P2		A2	F3

PECO
Senior Secured Debt	A1		A-	A
Senior Unsecured Debt	A3		N/A	A-
Commercial Paper	P2		A2	F2

(a)	Moody’s downgraded Exelon and Exelon Generation and upgraded BGE upon completion of the merger with Constellation Energy. Exelon and Generation were also placed on negative outlook.
(b)	S&P and Fitch affirmed ratings of Exelon and all subsidiaries upon completion of the merger.
(c)	On June 11, 2012, Moody’s placed Exelon’s short-term and long-term ratings and Generation’s long-term ratings under review for downgrade. All other ratings are stable.

Credit Facilities and Commercial Paper as of June 30, 2012

	BG&E	ComEd	PECO	Generation	Exelon Corporate	Total
(in millions)
Unsecured Revolving Credit Facilities(a)	$600	$1,000	$600	$5,600	$2,900 (c)	$10,700
Outstanding Facility Draws	—	—	—	—	—	—
Outstanding Letters of Credit	(1)	(1)	(1)	(1,754)	(616)	(2,373)

Available Capacity under Facilities(b)	599	999	599	3,846	2,284	8,327
Outstanding Commercial Paper	—	(178)	—	—	(188)	(366)

Available Capacity less Outstanding Comm. Paper	$599	$821	$599	$3,846	$2,096	$7,961

(a)	Equals aggregate bank commitments under revolving credit agreements. Excludes commitments from Exelon’s Community and Minority Bank Credit Facility.
(b)	Represents unused bank commitments under the borrower’s credit agreements net of outstanding letters of credit and credit facility draws. The amount of commercial paper outstanding does not reduce the available capacity under the credit agreements.
(c)	Includes Exelon Corporate’s $500M credit facility and Legacy Constellation credit facilities assumed as part of the merger as well as letters of credit and commercial paper outstanding. Exelon will be unwinding approximately $4 billion in credit facilities assumed from legacy Constellation over the course of this year.

Long-Term Debt Outstanding as of June 30, 2012

Exelon Corporation

Series	Interest Rate	Date Issued	Maturity Date	Total Debt Outstanding	Current Portion	Long-Term Debt
(in millions)
Senior Notes Payable
2005 Senior Notes Payable	4.90%	6/9/05	6/15/15	$800	$—	$800
2005 Senior Notes	5.625%	6/9/05	6/15/35	500	—	500

Total Senior Notes Payable				$1,300	$—	$1,300

Unamortized Debt Disc. & Prem. & Fair Value Ammortization, Net				4	—	4
BGE Debt Fair Value Adjustment(a)				293	—	293

Total Long-Term Debt				$1,597	$—	$1,597

Maturities	2012	2013	2014	2015	2016
	—	—	—	$800	—

(a)	This adjustment is held at Exelon per the determination to not apply push-down accounting to BGE.

Exelon Generation

Series	Interest Rate	Date Issued	Maturity Date	Total Debt Outstanding	Current Portion	Long-Term Debt
(in millions)
Senior Notes
2003 Senior Unsecured Notes	5.35%	12/19/03	1/15/14	$500	$—	$500
2007 Senior Unsecured Notes	6.20%	9/28/07	10/1/17	700	—	700
2009 Senior Unsecured Notes	5.20%	9/23/09	10/1/19	600	—	600
2010 Senior Unsecured Notes	4.00%	9/30/10	10/1/20	550	—	550
2012 Senior Unsecured Notes	4.25%	6/18/12	6/15/22	523	—	523
2009 Senior Unsecured Notes	6.25%	9/23/09	10/1/39	900	—	900
2010 Senior Unsecured Notes	5.75%	9/30/10	10/1/41	350	—	350
2012 Senior Unsecured Notes	5.60%	6/18/12	6/15/42	787	—	787
CEG Senior Notes(a)	4.55%	6/13/03	6/15/15	550	—	550
CEG Senior Notes(a)	5.15%	12/14/10	12/1/20	550	—	550
CEG Senior Notes(a)	7.60%	3/26/02	4/1/32	259	—	259
CEG Senior Notes(a)	8.625%	6/27/08	6/15/63	450	—	450
Exelon Wind	2.00%	12/10/10	7/31/17	1	—	1

Total Senior Notes				$6,720	$—	$6,720

Non Regulated Business
Pollution Control Loan(b)	4.10%	12/20/84	7/1/14	$20	$20	$—
Solar Revolver	2.49%	7/7/11	7/7/14	124	—	124
CEU Credit Agreement	1.99%	7/22/11	7/22/16	37	—	37
MEDCO Tax-exempt Bonds	0.18%	5/17/06	4/1/24	75	—	75
Sacramento PV Energy
Loan Agreement	3.06%	7/26/11	12/31/30	40	2	38
Denver Airport Solar
Loan Agreement	5.50%	6/28/11	6/30/31	7	—	7
Holyoke Solar Loan Agreement	5.25%	10/25/11	12/31/31	11	—	11
AVSR1-Draw 1	3.09%	4/5/12	1/5/37	69	—	69

Total Non Regulated Business				$383	$22	$361

Notes Payable
Capital Leases				$33	$3	$30

Unamortized Debt Discount & Premium, Fair Value Amortization, Net				(2)	—	(2)
CEG Senior Notes Fair Market Value Adjustment				235	—	235

Total Long-Term Debt				$7,369	$25	$7,344

Maturities	2012	2013	2014	2015	2016
	$3	$3	$647	$553	$40

(a)	These notes represent inter company loan agreements between Exelon and Generation that mirror the terms and amounts of the third-party obligations of Exelon.
(b)	Subject to the holder having the option to put the bonds back to Generation; as such they are classified in the current portion of long-term debt.

Long-Term Debt Outstanding as of June 30, 2012

ComEd

Series	Interest Rate	Date Issued	Maturity Date	Total Debt Outstanding	Current Portion	Long-Term Debt
(in millions)
First Mortgage Bonds
92	7.625%	4/15/93	4/15/13	$125	$125	$—
94	7.50%	7/1/93	7/1/13	127	—	127
110	1.63%	1/18/11	1/15/14	600	—	600
Pollution Control-1994C	5.85%	1/15/94	1/15/14	17	—	17
101	4.70%	4/7/03	4/15/15	260	—	260
104	5.95%	8/28/06	8/15/16	415	—	415
106	6.15%	9/10/07	9/15/17	425	—	425
108	5.80%	3/27/08	3/15/18	700	—	700
109	4.00%	8/2/10	8/1/20	500	—	500
111	1.95%	9/7/11	9/1/16	250	—	250
112	3.40%	9/7/11	9/1/21	350	—	350
100	5.875%	1/22/03	2/1/33	254	—	254
103	5.90%	3/6/06	3/15/36	625	—	625
107	6.45%	1/16/08	1/15/38	450	—	450

Total First Mortgage Bonds				$5,098	$125	$4,973

Notes Payable
Notes Payable	6.95%	7/16/98	7/15/18	$140	$—	$140

Total Notes Payable				$140	$—	$140

Long-Term Debt To Financing Trusts
Subordinated Debentures to ComEd Financing III	6.35%	3/17/03	3/15/33	$206	$—	$206

Total Long-Term Debt to Financing Trusts				$206	$—	$206

Unamortized Debt Disc. & Prem., Net				(22)	—	(22)

Total Long-Term Debt				$5,422	$125	$5,297

Note: Amounts may not add due to rounding.

Maturities	2012	2013	2014	2015	2016
	—	$252	$617	$260	$665

Long-Term Debt Outstanding as of June 30, 2012

PECO

Series	Interest Rate	Date Issued	Maturity Date	Total Debt Outstanding	Current Portion	Long-Term Debt
(in millions)
First Mortgage Bonds (FMB)
FMB	4.75%	9/23/02	10/1/12	$225	$225	$—
FMB	5.60%	10/2/08	10/15/13	300	—	300
FMB	5.00%	3/26/09	10/1/14	250	—	250
FMB	5.35%	3/3/08	3/1/18	500	—	500
FMB	5.90%	4/23/04	5/1/34	75	—	75
FMB	5.95%	9/25/06	10/1/36	300	—	300
FMB	5.70%	3/19/07	3/15/37	175	—	175

Total First Mortgage Bonds				$1,825	$225	$1,600

Mortgage-Backed Pollution Control Notes
Delaware Co. 2008 Ser. A	4.00%	3/5/08	12/1/12	$150	$150	$—

Total Mortgage-Backed Pollution Control Notes				$150	$150	$—

Long-Term Debt to Financing Trusts
PECO Energy Capital Trust III	7.38%	4/6/98	4/6/28	$81	$—	$81
PECO Energy Capital Trust IV	5.75%	6/24/03	6/15/33	103	—	103

Total Long-Term Debt to Financing Trusts				$184	$—	$184

Unamortized Debt Discount & Premium, Net				(2)	—	(2)

Total Long-Term Debt				$2,157	$375	$1,782

Maturities	2012	2013	2014	2015	2016
	$375	$300	$250	—	—

Long-Term Debt Outstanding as of June 30, 2012

BGE

Series	Interest Rate	Date Issued	Maturity Date	Debt Outstanding	Current Portion	Long-Term Debt
(in millions)
Senior Notes
Senior Notes due 7/1/13	6.125%	6/26/08	7/1/13	$400	$—	$400
Senior Notes due 10/1/16	5.90%	10/13/06	10/1/16	300	—	300
Senior Notes due 11/15/21	3.50%	11/16/11	11/15/21	300	—	300
Senior Notes due 6/15/33	5.20%	6/20/03	6/15/33	200	—	200
Senior Notes due 10/1/36	6.35%	10/13/06	10/1/36	400	—	400

Total Senior Notes				$1,600	$—	$1,600

Rate Stabilization Bonds
BGE Securitization due 2017	5.683%	6/28/07	4/1/17	$363	$65	$299

Total Rate Stabilization Bonds				$363	$65	$299

Deferrable Interest Subordinated Debentures
Trust Preferred Debentures due 2043	6.20%	11/21/03	10/15/43	$258	$—	$258
Total Deferrable Interest Suburdinated Debentures				$258	$—	$258

Unamortized Debt Discount & Premium, Net				(2)	—	(2)

Total Long-Term Debt				$2,219	$65	$2,154

Maturities	2012	2013	2014	2015	2016
	—	$400	—	—	$300

Federal Regulation

Federal Energy Regulatory Commission (FERC)

(www.ferc.gov)

The FERC has five full-time members, each appointed by the President of the United States and confirmed by the U.S. Senate. The Commissioners serve for staggered five-year terms. No more than three Commissioners may belong to the same political party. The Chairman is designated by the President.

Commissioner	Party Affiliation	Service Began	Term Ends	Professional Experience
Jon Wellinghoff (Chairman)	Democrat	7/06	6/13	Attorney, practice focused on energy law and utility regulation; staff advisor to several state utility commissions; Nevada State Consumer Advocate

Philip D. Moeller	Republican	7/06	6/15	Energy policy advisor to former U.S. Senator Slade Gorton (WA); staff coordinator for the WA State Senate Committee on Energy, Utilities and Telecommunications; Alliant Energy Corporation

Tony Clark	Republican	6/12	6/16	Chairman of North Dakota Public Service Commission; President of NARUC; North Dakota Labor Commissioner under Gov. Ed Schafer; State Legislator; Chairman of Frontier Trails District of the Boy Scouts of America

John R. Norris	Democrat	1/10	6/17	Attorney; Chief of Staff to Secretary Tom Vilsack of the U.S. Department of Agriculture; Chairman of the Iowa Utilities Board; President of the Organization of MISO States

Cheryl A. LaFleur	Democrat	7/10	6/14	Attorney; executive vice president and acting CEO of National Grid USA; member of the NARUC Committees on Electricity and Critical Infrastructure

ComEd Electric Transmission Rate Cases

($ in millions)	Date	Revenue Adjustment	Test Year	Rate Base	Overall Rate of Return	Return on Equity	Equity Ratio
ComEd Update(a)	5/16/12	$23	2011 pro forma	$2,104	8.91%	11.50%	55%
ComEd Update(a)(b)	5/16/11	$6	2010 pro forma	$2,054	9.10%	11.50%	55%
ComEd Update(a)(c)	5/14/10	$(24)	2009 pro forma	$1,949	9.27%	11.50%	56%
ComEd Update(a)	5/15/09	$(16)	2008 pro forma	$1,986	9.43%	11.50%	57%

(a)	Annual update filing based on the formula rate, originally implemented effective May 1, 2007. Rate effective June 1 of the update year through May 31 of the following year.
(b)	Revenue requirement increase primarily reflects the IL income tax statuatory rate change enacted January 2011.
(c)	Revenue requirement decrease primarily reflects lower O&M expenses and increased true-up credit to the formula.

BGE Electric Transmission Rate Cases

($ in millions)	Date	Revenue Adjustment	Test Year	Rate Base	Overall Rate of Return	Return on Equity	Equity Ratio
BGE Update(a),(b)	4/24/12	$18	2011 pro forma	$572	8.43%	11.30%	50%
BGE Update(a)	4/29/11	$(1)	2010 pro forma	$501	8.96%	11.30%	53%
BGE Update(a),(b)	4/26/10	$33	2009 pro forma	$441	8.92%	11.30%	51%
BGE Update(a)	5/4/09	$3	2008 pro forma	$392	8.47%	11.30%	45%

(a)	Annual update filing based on the formula rate, originally implemented effective June 1, 2005. Rate effective June 1 of the update year through May 31 of the following year.
(b)	Revenue requirement increase primarily reflects higher rate base, O&M expenses, and true-up debit to the formula.

State Regulation

Illinois Commerce Commission (ICC)

(www.icc.illinois.gov)

The ICC has five full-time members, each appointed by the Governor (currently Pat Quinn, Democrat; term began in January 2009 and ends in January 2015) and confirmed by the Illinois State Senate. The Commissioners serve staggered five-year terms. Under Illinois law, no more than three Commissioners may belong to the same political party. The Chairman is designated by the Governor.

Commissioner	Party Affiliation	Service Began	Term Ends	Professional Experience
Douglas P. Scott (Chairman)	Democrat	3/11	1/14	Attorney; director of the Illinois Environmental Protection Agency; mayor of Rockford, IL; IL state representative

Ann McCabe	Republican	3/12	1/17	Midwest regional director for The Climate Registry; partner at Policy Solutions Ltd.; regulatory manager for BP and Amoco; founding member of the Foresight Sustainable Business Alliance; member Illinois Environmental Council

Lula M. Ford	Democrat	1/03	1/13	Assistant superintendent, Chicago Public Schools; teacher; assistant director, Central Management Service

Erin O’Connell-Diaz	Republican	4/03	1/13	Attorney; ICC Administrative Law Judge; assistant attorney general

John T. Colgan	Democrat	11/09	1/15	Member of Illinois Association of Community Action Agencies; executive director of the Illinois Hunger Coalition

ComEd Electric Distribution Rate Cases

($ in millions)	Date	Revenue Increase		Test Year	Rate Base		Overall Rate of Return		Return on Equity	Equity Ratio
Formula Rate Filing	11/8/11	($59)		2010	$6,601		8.11%		10.05%	45.56%
ICC Order(a)	5/29/12	($169)		2010	$6,183		8.16%		10.05%	46.17%

ComEd Request	6/30/10	$343	(b)	2009	$7,349	(a)	8.98	%(a)	11.50%	47.28	%(a)
ICC Order	5/24/11	$143		2009	$6,549		8.51%		10.50%	47.28%

ComEd Request	10/17/07	$345	(c)	2006	$6,753	(b)	8.57	%(b)	10.75%	45.04	%(b)
ICC Order(d)	9/10/08	$274		2006	$6,694		8.36%		10.30%	45.04%

ComEd Request	8/31/05	$317		2004	$6,187		8.94%		11.00%	54.20%
ICC Order	12/20/06	$83		2004	$5,521		8.01%		10.045%	42.86%

(a)	On June 22, 2012 the ICC granted expedited rehearing on three aspects of the formula rate order. The expected schedule for the rehearing allows for a decision by September 19, 2012.
(b)	Reflects ComEd reply brief filed on February 23, 2011. Original rate request included a $396 million revenue increase.
(c)	Reflects ComEd surrebuttal testimony filed on April 21, 2008. Original rate request included a $361 million revenue increase.
(d)	On September 30, 2010, the Illinois Appellate Court issued a decision in the appeals related to the ICC’s order in ComEd’s 2007 electric distribution rate case. That decision ruled against ComEd on the treatment of post-test year accumulated depreciation. On November 18, 2010, the Court denied ComEd’s petition for rehearing, and on January 25, 2011, ComEd filed a Petition for Leave to Appeal to the Illinois Supreme Court.

ComEd – Average Total Residential Rate

($/MWh) Year	Transmission	Distribution	Energy	Other(a)	Total
2008	6.90	33.77	72.55	2.46	115.68
2009	6.94	39.29	67.77	3.02	117.02
2010	6.80	38.71	72.81	3.34	121.66
2011	7.49	41.40	73.14	3.78	125.80

(a)	Primarily includes taxes and environmental cost recovery and energy efficiency riders.

State Regulation

Pennsylvania Public Utility Commission (PUC)

(www.puc.state.pa.us)

The PUC has five full-time members, each appointed by the Governor (currently Tom Corbett, Republican; term began in January 2011 and ends in January 2015) and confirmed by the Pennsylvania State Senate. The Commissioners serve for staggered five-year terms. Under Pennsylvania law, no more than three Commissioners may belong to the same political party as the Governor. The Chairman is designated by the Governor, and the Vice Chairman is selected by the PUC commissioners.

Commissioner	Party Affiliation	Service Began	Term Ends	Professional Experience
Robert F. Powelson (Chairman)	Republican	6/08	4/14	President/CEO of Chester County Chamber of Business and Industry; staff assistant to former U.S. Representative Curt Weldon (PA)

John F. Coleman Jr. (Vice Chairman)	Republican	6/10	4/17	President/CEO of Centre County Chamber of Business and Industry; Executive Director of the Jefferson County Department of Development

Pamela A. Witmer	Republican	6/11	4/16	Energy and environment practice lead at Bravo Group. President and CEO of Pennsylvania Chemical Industry Council; lead legislative liaison in PA Department of Environmental Protection; research analyst for PA House of Representatives

Wayne E. Gardner	Democrat	6/08	4/13	Consultant in power generation technologies; executive at Franklin Fuel Cells, Inc.; executive at PECO Energy

James H. Cawley	Democrat	6/05	4/15	Attorney; majority counsel to the Pennsylvania Senate Consumer Affairs Committee

PECO Electric Distribution Rate Case

($ in millions)	Date	Revenue Increase	Test Year	Rate Base	Overall Rate of Return	Return on Equity	Equity Ratio
PECO Request(a)	3/31/10	$316	2010	$3,236	8.95%	11.75%	53.18%
PUC Order(b)	12/16/10	$225	2010	n/a	n/a	n/a	n/a

PECO Gas Delivery Rate Cases

($ in millions)	Date	Revenue Increase	Test Year	Rate Base	Overall Rate of Return	Return on Equity	Equity Ratio
PECO Request(a)	3/31/10	$44	2010	$1,100	8.95%	11.75%	53.18%
PUC Order(b)	12/16/10	$20	2010	n/a	n/a	n/a	n/a

PECO Request	3/31/08	$98	2008	$1,104	8.87%	11.50%	54.34%
PUC Order(b)	10/23/08	$77	2008	n/a	n/a	n/a	n/a

(a)	Per original filing.
(b)	PUC approved a joint settlement; no allowed return was specified. Increase related to December 2010 order was effective January 1, 2011.

PECO — Average Total Residential Rate

($/MWh) Year	Transmission	Distribution	Energy Efficiency Surcharge	CTC(c)	Energy and Capacity	Total
2010	$5.10	$50.30	$2.90	$25.70	$62.60	$146.60
2011	6.90	58.40	4.70	—	84.00	154.00

(c)	The PUC authorized recovery in PECO’s 1998 settlement of competitive transition charges (CTC) through 2010.

State Regulation

Maryland Public Service Commission (PSC)

(http://webapp.psc.state.md.us)

The PSC has five full-time members, each appointed by the Governor (currently Martin O’Malley, Democrat; 1st term began in January 2007; 2nd term ends in January 2015) and confirmed by the Maryland General Assembly. The Commissioners serve staggered five-year terms.

Commissioner	Party Affiliation	Service Began	Term Ends	Professional Experience
Douglas R. M. Nazarian (Chairman)	Democrat	8/08	6/13	Attorney; NARUC Board of Directors; President of Organization of PJM States; President of Eastern Interconnection States’ Planning Council; General Counsel of MDPSC, attorney in private practice; clerk at U.S. Court of Appeals for the Eighth Circuit

Harold D. Williams	Democrat	9/02	6/17	Director of Corporate Procurement Services at BGE; Chair of NARUC’s Utility Market Access partnership Board; Chairman of MD/DC Minority Supplier Development Council; Board member of EEI Minority Business Development Committee, and DOE Minority Business Roundtable Committee

Lawrence Brenner	Democrat	3/07	6/15	Attorney; Chairman of Washington Metropolitan Area Transit Commission; Board member of Organization of PJM States; Deputy Chief ALJ for FERC; judge for the NRC; ALJ with U.S. Department of Labor

Kelly Speakes-Backman	Democrat	9/11	6/14	Board member of NARUC Committee on Energy Resources and the Environment and Regionall Greenhouse Gas Initiative; Clean Energy director at Maryland Energy Administration

W. Kevin Hughes	Democrat	9/11	6/16	Attorney; Deputy Legislative Officer to Governors O’Malley, Glendening; Legislative Officer under Governor Schaefer; Principal Analyst for MD Department of Legislative Services

BGE Electric Distribution Rate Case

($ in millions)	Date		Revenue Increase		Test Year	Adjusted Rate Base	Overall Rate of Return	Return on Equity	Equity Ratio
BGE Request	7/27/12		$151		2011-12	$2,714	8.02%	10.5%	48.4%
BGE Request	5/7/10		$92	(a)	2009-10	$2,291	8.99%	11.65%	51.93%
PSC Order	12/6/10	(b)	$31		2009-10	$2,243	8.06%	9.86%	51.93%

BGE Gas Distribution Rate Case

($ in millions)	Date		Revenue Increase	Test Year	Adjusted Rate Base	Overall Rate of Return	Return on Equity	Equity Ratio
BGE Request	7/27/12		$53	2011-12	$1,018	8.02%	10.5%	48.4%
BGE Request	5/7/10		$30	2009-10	$839	8.99%	11.65%	51.93%
PSCOrder	12/6/10	(b)	$10	2009-10	$817	7.90%	9.56%	51.93%

(a)	However, due to a 2008 settlement with the MDPSC, the State of Maryland and the General Assembly, BGE’s electric rate increase was limited to 5% of electricity revenues or $47.2 million.
(b)	The PSC issued an abbreviated rate order on December 6, 2010 and followed-up with a more comprehensive order on March 9 2011.

BGE – Average Total Residential Rate
($/MWh)
Year	Energy	Transmission	Distribution	Other(a)	Total
2010	$109.30	$5.12	$31.35	$3.07	$148.84
2011	93.39	6.13	33.05	4.33	136.90

(a)	Includes EmPowerMD Charge, RSP Charge/Misc Credits, taxes, and other surcharges.

Capital Structure and Capitalization Ratios for Exelon and Operating Companies

(at December 31)	2011		2010		2009
	(in millions)	(in percent)	(in millions)	(in percent)	(in millions)	(in percent)	(in percent)(a)
Exelon (consolidated)
Total Debt	$13,405	48.1	$12,828	48.4	$12,594	49.7	48.9
Preferred Securities of Subsidiaries	87	0.3	87	0.3	87	0.3	0.3
Total Equity	14,388	51.6	13,563	51.2	12,640	49.9	50.8

Total Capitalization	$27,880		$26,478		$25,321

Transition Debt	$—		$—		$415

Exelon Generation
Total Debt(b)	$3,679	29.7	$3,679	33.9	$2,993	30.6
Total Equity	8,708	70.3	7,177	66.1	6,792	69.4

Total Capitalization	$12,387		$10,856		$9,785

ComEd
Total Debt	$5,871	45.5	$5,207	43.0	$5,072	42.7
Total Shareholders’ Equity	7,037	54.5	6,910	57.0	6,882	57.6

Total Capitalization	$12,908		$12,117		$11,954

PECO
Total Debt(b)	$2,381	44.0	$2,631	47.0	$2,820	51.5	47.6
Preferred Securities	87	1.6	87	1.6	87	1.6	1.7
Total Shareholders’ Equity	2,938	54.3	2,883	51.5	2,565	46.9	50.7

Total Capitalization	$5,406		$5,601		$5,472

Transition Debt	$—		$—		$415

Note: Percentages may not add due to rounding.

(a)	Excluding PECO transition debt.
(b)	Includes PECO’s accounts receivable agreement at December 31, 2010 and 2011 of $225 million, which is classified as a short-term note payable.

Financial and Operating Highlights for Exelon in 2011

	For the Years ended December 31,
(in millions, except per share data and where indicated)	2011	2010	2009
Operating revenues	$18,924	$18,644	$17,318
Net income	$2,495	$2,563	$2,707
Electric deliveries (in GWh)(a)	128,151	130,778	124,828
Gas deliveries (in million cubic feet (mmcf))	82,443	87,744	84,309
Total available electric supply resources (MW)	30,569	31,758	31,003
Cash flows from operating activities	$4,853	$5,244	$6,094
Capital expenditures	$4,042	$3,326	$3,273

Common Stock Data
Average common shares outstanding – diluted (in millions)	665	663	662
GAAP earnings per share (diluted)	$3.75	$3.87	$4.09
Adjusted (non-GAAP) operating earnings per share (diluted)	$4.16	$4.06	$4.12
Dividends paid per common share	$2.10	$2.10	$2.10

New York Stock Exchange common stock price (per share)
High	$45.45	$49.88	$58.98
Low	$39.06	$37.24	$38.41
Year end	$43.37	$41.64	$48.87

Book value per share	$21.69	$20.49	$19.16
Total market capitalization (year end)	$28,770	$27,557	$32,244
Common shares outstanding (year end)	663.4	661.8	659.8

(a)	One GWh is the equivalent of one million kilowatt hours (kWh).

Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Share to GAAP

	2011	2010	2009
GAAP Earnings per Diluted Share	$3.75	$3.87	$4.09
Mark-to-market impact of economic hedging activities	0.27	(0.08)	(0.16)
Unrealized gains related to nuclear decommissioning trust (NDT) fund investments	—	(0.08)	(0.19)
Retirement of fossil generating units	0.05	0.08	0.05
Asset retirement obligation updates	0.02	(0.01)	(0.05)
Constellation acquisition costs	0.07	—	—
Acquisition costs for Exelon Wind (2010) and Antelope Valley Solar Ranch One (2011)	0.01	0.01	—
Non-cash charge resulting from IL tax rate change	0.04	—	—
Wolf Hollow Acquisition	(0.03)	—	—
Recovery of costs pursuant to distribution rate case order	(0.03)	—	—
Non-cash remeasurement of deferred income taxes	0.01	—	—
Impact of the 2007 Illinois electric rate settlement	—	0.02	0.10
Impairment of certain emissions allowances	—	0.05	—
Costs associated with ComEd’s City of Chicago settlement	—	—	0.01
Non-cash charge resulting from health care legislation	—	0.10	—
Non-cash remeasurement of income tax uncertainties and reassessment of state deferred income taxes	—	0.10	0.10
Impairment of certain generating assets	—	—	0.20
Costs associated with early debt retirements	—	—	0.11
External costs associated with the proposed acquisition of NRG Energy, Inc. (NRG)	—	—	0.03
2009 restructuring charges	—	—	0.03

Adjusted (non-GAAP) Operating Earnings per Diluted Share	$4.16	$4.06	$4.12

Reconciliation of Adjusted (non-GAAP) Operating Earnings

to GAAP Consolidated Statements of Operations (unaudited)

Exelon Corporation

	Twelve Months Ended December 31, 2011				Twelve Months Ended December 31, 2010
(in millions, except per share data)	GAAP(a)	Adjustments		Adjusted Non-GAAP	GAAP(a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$18,924	$(66	)(c),(d)	$18,858	$18,644	$25	(m),(n)	$18,669
Operating expenses
Purchased power	5,284	(214	)(e)	5,070	4,425	(3	)(e)	4,422
Fuel	1,844	(78	)(c),(e)	1,766	2,010	32	(e),(o)	2,042
Operating and maintenance	5,012	(124	)(c),(d),(f),(g),(h),(i)	4,888	4,453	(4	)(c),(f),(h),(p)	4,449
Operating and maintenance for regulatory required programs(b)	184	—		184	147	—		147
Depreciation and amortization	1,335	(87	)(c)	1,248	2,075	(80	)(c)	1,995
Taxes other than income	785	(1	)(c)	784	808	—		808

Total operating expenses	14,444	(504)		13,940	13,918	(55)		13,863

Operating income	4,480	438		4,918	4,726	80		4,806

Other income and deductions
Interest expense, net	(726)	—		(726)	(817)	103	(q)	(714)
Loss in equity method investments	(1)	—		(1)	—	—		—
Other, net	199	(21	)(d),(j)	178	312	(153	)(j),(q)	159

Total other income and deductions	(528)	(21)		(549)	(505)	(50)		(555)

Income before income taxes	3,952	417		4,369	4,221	30		4,251
			(c),(d),(e),(f),(g)				(c),(e),(f),(h),(j)
Income taxes	1,457	149	(h),(i),(j),(k),(l)	1,606	1,658	(96	)(m),(n),(o),(p),(q)	1,562

Net income	$2,495	$268		$2,763	$2,563	$126		$2,689

Effective tax rate	36.9%			36.8%	39.3%			36.7%

Earnings per average common share
Basic	$3.76	$0.41		$4.17	$3.88	$0.19		$4.07
Diluted	$3.75	$0.41		$4.16	$3.87	$0.19		$4.06
Average common shares outstanding
Basic	663	—		663	661	—		661
Diluted	665	—		665	663	—		663

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(c)	Adjustment to exclude costs associated with the planned retirement of fossil generating units and the impacts of the FERC approved reliability-must-run rate schedule.
(d)	Adjustment to exclude the non-cash bargain purchase gain (negative goodwill) associated with the acquisition of Wolf Hollow, net of acquisition costs.
(e)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(f)	Adjustment to exclude the increase in Generation’s decommissioning obligation for spent nuclear fuel at Zion and the decrease in PECO’s asset retirement obligation in 2011, and a decrease in ComEd and PECO’s asset retirement obligations in 2010.
(g)	Adjustment to exclude certain costs associated with Exelon’s proposed acquisition of Constellation.
(h)	Adjustment to exclude certain costs associated with Exelon’s acquisition of Exelon Wind in 2010 and Exelon’s acquisition of AVSR 1 in 2011.
(i)	Adjustment to exclude one-time benefits for the recovery of previously incurred costs related to the 2009 restructuring plan and for the passage of Federal health care legislation in 2010.
(j)	Adjustment to exclude the unrealized losses in 2011 and unrealized gains in 2010 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(k)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.
(l)	Adjustment to exclude the non-cash charge impacts of the annual remeasurement of state deferred income taxes.
(m)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(n)	Adjustment to exclude the costs associated with ComEd’s 2007 settlement agreement with the City of Chicago.
(o)	Adjustment to exclude a non-cash charge for the impairment of certain SO2 emission allowances as a result of declining market prices following the release of the EPA’s proposed Transport Rule in the third quarter of 2010.
(p)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(q)	Adjustment to exclude a 2010 remeasurement of income tax uncertainties.

Reconciliation of Adjusted (non-GAAP) Operating Earnings

to GAAP Consolidated Statements of Operations (unaudited)

Exelon Generation

	Twelve Months Ended December 31, 2011				Twelve Months Ended December 31, 2010
(in millions)	GAAP(a)	Adjustments		Adjusted Non-GAAP	GAAP(a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$10,308	$(66	)(b),(c)	$10,242	$10,025	$21	(k)	$10,046
Operating expenses
Purchased power	1,922	(214	)(d)	1,708	1,853	(3	)(d)	1,850
Fuel	1,528	(78	)(b),(d)	1,450	1,610	32	(d),(l)	1,642
Operating and maintenance	3,148	(77	)(b),(c),(e),(f),(g)	3,071	2,812	(18	)(b),(f),(m)	2,794
Depreciation and amortization	570	(87	)(b)	483	474	(80	)(b)	394
Taxes other than income	264	(1	)(b)	263	230	—		230

Total operating expenses	7,432	(457)		6,975	6,979	(69)		6,910

Operating income	2,876	391		3,267	3,046	90		3,136

Other income and deductions
Interest expense, net	(170)	—		(170)	(153)	—		(153)
Loss in equity method investments	(1)	—		(1)	—	—		—
Other, net	122	(21	)(c), (h)	101	257	(155	)(h)	102

Total other income and deductions	(49)	(21)		(70)	104	(155)		(51)

Income before income taxes	2,827	370		3,197	3,150	(65)		3,085
Income taxes	1,056	139	(b),(c),(d),(e), (f),(g),(h),(i),(j)	1,195	1,178	(21	)(b),(d),(f),(h),(k),(l),(m),(n)	1,157

Net income	$1,771	$231		$2,002	$1,972	$(44)		$1,928

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude costs associated with the planned retirement of fossil generating units and the impacts of the FERC approved reliability-must-run rate schedule.
(c)	Adjustment to exclude the non-cash bargain purchase gain (negative goodwill) associated with the acquisition of Wolf Hollow, net of acquisition costs.
(d)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(e)	Adjustment to exclude certain costs associated with Exelon’s proposed acquisition of Constellation.
(f)	Adjustment to exclude certain costs associated with Exelon’s acquisition of Exelon Wind in 2010 and Exelon’s acquisition of AVSR 1 in 2011.
(g)	Adjustment to exclude the increase in Generation’s decommissioning obligation for spent nuclear fuel at Zion.
(h)	Adjustment to exclude the unrealized losses in 2011 and unrealized gains in 2010 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(i)	Adjustment to exclude the non-cash impacts of the annual remeasurement of state deferred income taxes.
(j)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.
(k)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(l)	Adjustment to exclude a non-cash charge for the impairment of certain SO2 emission allowances as a result of declining market prices following the release of the EPA’s proposed Transport Rule in the third quarter of 2010.
(m)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(n)	Adjustment to exclude a 2010 remeasurement of income tax uncertainties.

Reconciliation of Adjusted (non-GAAP) Operating Earnings

to GAAP Consolidated Statements of Operations (unaudited)

ComEd

	Twelve Months Ended December 31, 2011				Twelve Months Ended December 31, 2010
(in millions)	GAAP(a)	Adjustments		Adjusted Non-GAAP	GAAP(a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$6,056	$—		$6,056	$6,204	$4	(e),(f)	$6,208

Operating expenses
Purchased power	3,035	—		3,035	3,307	—		3,307
Operating and maintenance	1,086	13	(c)	1,099	975	7	(g),(h)	982
Operating and maintenance for regulatory required programs(b)	115	—		115	94	—		94
Depreciation and amortization	542	—		542	516	—		516
Taxes other than income	296	—		296	256	—		256

Total operating expenses	5,074	13		5,087	5,148	7		5,155

Operating income	982	(13)		969	1,056	(3)		1,053

Other income and deductions
Interest expense, net	(345)	—		(345)	(386)	59	(i)	(327)
Other, net	29	—		29	24	—		24
Total other income and deductions	(316)	—		(316)	(362)	59		(303)

Income before income taxes	666	(13)		653	694	56		750
Income taxes	250	—	(c),(d)	250	357	(59	)(e),(f),(g),(h),(i)	298

Net income	$416	$(13)		$403	$337	$115		$452

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(c)	Adjustment to exclude one-time benefits for the recovery of previously incurred costs related to the 2009 restructuring plan and for the passage of Federal health care legislation in 2010.
(d)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.
(e)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(f)	Adjustment to exclude the costs associated with ComEd’s 2007 settlement agreement with the City of Chicago.
(g)	Adjustment to exclude a decrease in 2010 in ComEd’s asset retirement obligation.
(h)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(i)	Adjustment to exclude a 2010 remeasurement of income tax uncertainties.

Reconciliation of Adjusted (non-GAAP) Operating Earnings

to GAAP Consolidated Statements of Operations (unaudited)

PECO

	Twelve Months Ended December 31, 2011				Twelve Months Ended December 31, 2010
(in millions)	GAAP(a)	Adjustments		Adjusted Non-GAAP	GAAP(a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$3,720	$—		$3,720	$5,519	$—		$5,519
Operating expenses
Purchased power	1,547	—		1,547	2,361	—		2,361
Fuel	317	—		317	401	—		401
Operating and maintenance	725	1	(c),(d)	726	680	(1	)(d),(e)	679
Operating and maintenance for regulatory required programs(b)	69	—		69	53	—		53
Depreciation and amortization	202	—		202	1,060	—		1,060
Taxes other than income	205	—		205	303	—		303

Total operating expenses	3,065	1		3,066	4,858	(1)		4,857

Operating income	655	(1)		654	661	1		662
Other income and deductions
Interest expense, net	(134)	—		(134)	(193)	36	(f)	(157)
Loss in equity method investments	—	—		—	—	—		—
Other, net	14	—		14	8	2	(f)	10

Total other income and deductions	(120)	—		(120)	(185)	38		(147)

Income before income taxes	535	(1)		534	476	39		515
Income taxes	146	—	(c),(d)	146	152	8	(d),(e),(f)	160

Net income	$389	$(1)		$388	$324	$31		$355

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(c)	Adjustment to exclude certain costs associated with Exelon’s proposed acquisition of Constellation.
(d)	Adjustment to exclude a decrease in 2011 and 2010 in PECO’s asset retirement obligation.
(e)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(f)	Adjustment to exclude a 2010 remeasurement of income tax uncertainties.

Supply and Sales Statistics

Exelon Generation – Annual Electric Supply and Sales Statistics

	Twelve Months Ended December 31,
(in GWhs)	2011	2010
Supply
Nuclear Generation(a)
Mid-Atlantic	47,287	47,517
Midwest	92,010	92,493

Total Nuclear Generation	139,297	140,010

Fossil and Renewables
Mid-Atlantic(a),(b)	7,580	9,436
Midwest	596	68
South and West	3,462	1,213

Total Fossil and Renewables	11,638	10,717

Purchased Power
Mid-Atlantic	2,898	1,918
Midwest	5,970	7,032
South and West	10,040	12,112

Total Purchased Power	18,908	21,062

Total Supply by Region
Mid-Atlantic	57,765	58,871
Midwest	98,576	99,593
South and West	13,502	13,325

Total Supply	169,843	171,789

Electric Sales
ComEd(c)	—	5,323
PECO(d)	—	42,003
Market and Retail(c),(d)	169,843	124,463

Total Electric Sales(e)	169,843	171,789

Average Margin ($/MWh)(f),(g), (h)
Mid-Atlantic	$58.15	$42.67
Midwest	35.98	40.98
South and West	5.18	(9.83)
Average Margin – Overall Portfolio	41.07	37.62
Around-the-clock (ATC) Market Prices ($/MWh)(i)
PJM West Hub	$43.56	$45.93
NIHUB	33.07	33.09
ERCOT North Spark Spread	11.88	2.31

(a)	Includes Generation’s proportionate share of the output of its jointly owned generating plants.
(b)	Includes New England generation.
(c)	ComEd line item represents sales under the 2006 ComEd Auction. Settlements of the ComEd swap and sales under the Request for Proposal (RFP) are included within Market and Retail sales. In addition, renewable energy credit sales to affiliates have been included within Market and Retail sales.
(d)	PECO line item represents sales under the 2006 PECO PPA. Sales to PECO through the competitive procurement process are included within market and retail sales.
(e)	Total sales do not include trading volume of 5,742 GWhs and 3,625 GWhs for the years ended December 31, 2011 and 2010, respectively.
(f)	Excludes retail gas activity, trading portfolio and other operating revenue.
(g)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(h)	Results of transactions with PECO and ComEd are included in the Mid-Atlantic and Midwest regions, respectively.
(i)	Represents the average for the year.

Exelon Generation – Financial Swap Agreement with ComEd

Portion of Term	Fixed Price ($/MWh)	Notional Quantity (MW)(a)
January 1, 2012 – December 31, 2012	$52.37	3,000
January 1, 2013 – May 31, 2013	$53.48	3,000

(a)	Market-based contract for ATC baseload energy only; does not include capacity, ancillary services or congestion. Agreement effective June 1, 2008.

Supply and Sales Statistics

Exelon Generation – Electric Supply and Sales by Quarter

	Three Months Ended
(in GWhs)	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Supply
Nuclear Generation(a)
Mid-Atlantic	11,587	12,158	11,172	12,370	11,974
Midwest	23,306	23,887	21,995	22,822	23,141

Total Nuclear Generation	34,893	36,045	33,167	35,192	35,115
Fossil and Renewables
Mid-Atlantic(a)(b)	1,637	1,724	2,054	2,166	2,115
Midwest(c)	188	88	163	157	45
South and West(c)	851	1,463	638	509	93

Total Fossil and Renewables	2,676	3,275	2,855	2,832	2,253
Purchased Power
Mid-Atlantic	739	702	707	750	442
Midwest	1,143	1,756	1,659	1,412	1,776
South and West	1,632	3,815	2,411	2,181	2,632

Total Purchased Power	3,514	6,273	4,777	4,343	4,850
Total Supply by Region
Mid-Atlantic	13,963	14,584	13,933	15,286	14,531
Midwest	24,637	25,731	23,817	24,391	24,962
South and West	2,483	5,278	3,049	2,690	2,725

Total Supply	41,083	45,593	40,799	42,367	42,218

	Three Months Ended
(in GWhs)	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Electric Sales
PECO(d)	—	—	—	—	9,756
Market and Retail(d)	41,083	45,593	40,799	42,367	32,462

Total Electric Sales(e)	41,083	45,593	40,799	42,367	42,218

Average Margin ($/MWh)(f),(g),(h)
Mid-Atlantic	$56.29	$57.32	$58.92	$59.92	$51.75
Midwest	34.18	33.15	37.28	39.60	41.14
South and West	(5.24)	18.57	(3.61)	(1.49)	(10.64)
Average Margin – Overall Portfolio	39.31	39.19	41.59	44.30	41.45

Around-the-clock Market Prices ($/MWh)(i)
PJM West Hub	$35.07	$46.17	$47.27	$45.82	$43.65
NiHUB	25.97	37.30	34.94	34.10	27.26
ERCOT North Spark Spread	1.11	36.70	6.73	8.00	(0.69)

(a)	Includes Generation’s proportionate share of the output of its jointly owned generating plants.
(b)	Includes New England generation.
(c)	Includes generation from Exelon Wind, acquired in December, 2010, of 186 GWh, 76 GWh, 154 GWh, 155 GWh and 41 GWh in the Midwest and 394 GWh, 249 GWh, 431 GWh, 358 GWh and 84 GWh in the South and West for the three months ended December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively.
(d)	PECO line item represents sales under the PECO PPA. Settlements of the ComEd swap, sales under the Request for Proposal (RFP) and sales to PECO through the competitive procurement process are included within Market and Retail sales.
(e)	Total sales do not include physical trading volume of 1,235 GWh, 1,679 GWh, 1,496 GWh, 1,333 GWh, and 740 GWh for the three months ended December 31, 2011,September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010 respectively.
(f)	Excludes retail gas activity, trading portfolio activity and amounts paid related to the Illinois Settlement Legislation and compensation under the reliability-must-run rate schedule.
(g)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(h)	Results of transactions with PECO and ComEd are included in the Mid-Atlantic and Midwest regions, respectively.
(i)	Represents the average for the quarter.

Supply and Sales Statistics

ComEd – Electric Sales Statistics, Revenue and Customer Detail

	2011		2010
Retail Deliveries(a) (in GWhs)
Residential	28,273		29,171
Small Commercial & Industrial	32,281		32,904
Large Commercial & Industrial	27,732		27,717
Public Authorities & Electric Railroads	1,235		1,273

Total Retail Deliveries	89,521		91,065

Electric Revenue (in millions)
Retail Revenues(a)
Residential	$3,510		$3,549
Small Commercial & Industrial	1,517		1,639
Large Commercial & Industrial	383		397
Public Authorities & Electric Railroads	50		62

Total Retail Revenues	5,460		5,647

Other Revenues(b)	596		557

Total Electric Revenues	$6,056		$6,204

Customers at Year End
	2011		2010
Retail Deliveries Customers
Residential	3,448,481		3,438,677
Small Commercial & Industrial	365,824		363,393
Large Commercial & Industrial	2,032		2,005
Public Authorities & Electric Railroads	4,797		5,078

Total Retail Deliveries Customers	3,821,134		3,809,153

Heating and Cooling Degree Days

	2011		2010
Heating Degree Days (normal=6,362)	6,134		5,991
Cooling Degree Days (normal=855)	1,036		1,181

Peak System Load
	2011		2010
Summer(d)
Highest Peak Load (MW)	23,753	(c)	21,914
Winter(f)
Highest Peak Load (MW)	15,656		16,092

(a)	Reflects delivery revenues and volumes from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy.
(b)	Other revenue primarily includes transmission revenue from PJM Interconnection, LLC (PJM).
(c)	Refers to the normal time period of 30 years ending 2006. As of calendar year 2012 ComEd began using a new normal time period: 30 years ending 2010. The HDD and CDD normals for this period are 6,340 and 842, respectively.
(d)	Summer is defined as June 1 to September 30 of the reporting year.
(e)	The summer peak load of 23,753 MW that occured on July 20, 2011 is the all-time peak load for ComEd.
(f)	Winter is defined as November 1 of the previous year to March 31 of the reporting year.

Supply and Sales Statistics

PECO – Electric Sales Statistics, Revenue and Customer Detail

	2011		2010
Retail Deliveries(a) (in GWhs)
Residential	13,687		13,913
Small Commercial & Industrial	8,321		8,503
Large Commercial & Industrial	15,677		16,372
Public Authorities & Electric Railroads	945		925

Total Retail Deliveries	38,630		39,713

Electric Revenue (in millions)
Retail Revenues(a)
Residential	$1,934		$2,069
Small Commercial & Industrial	584		1,060
Large Commercial & Industrial	304		1,362
Public Authorities & Electric Railroads	38		89

Total Retail Revenues	2,860		4,580

Other Revenues(b)	249		255

Total Electric Revenues	$3,109		$4,835

Customers at Year End
	2011		2010
Retail Deliveries Customers
Residential	1,415,681		1,411,643
Small Commercial & Industrial	157,137		156,865
Large Commercial & Industrial	3,110		3,071
Public Authorities & Electric Railroads	1,122		1,102

Total Retail Deliveries Customers	1,577,050		1,572,681

Heating and Cooling Degree Days
	2011		2010
Heating Degree Days (normal=4,638)	4,157		4,396
Cooling Degree Days (normal=1,292)	1,617		1,817

Peak System Load
	2011		2010
Summer(c)
Highest Peak Load (MW)	8,983	(d)	8,864
Winter(d)
Highest Peak Load (MW)	6,675		6,333

(a)	Reflects delivery revenues and volumes from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed delivery charges and a CTC. For customers purchasing electricity from PECO, revenue also reflects the cost of energy.
(b)	Other revenue includes transmission revenue from PJM and wholesale revenues.
(c)	Summer is defined as June 1 to September 30 of the reporting year.
(d)	The summer peak load of 8,983 MW that occured on July 22, 2011 is the all-time peak load for PECO.
(e)	Winter is defined as November 1 of the previous year to March 31 of the reporting year.

Supply and Sales Statistics

PECO – Gas Sales Statistics, Revenue and Customer Detail

	2011	2010
Deliveries to Customers (in mmcf)
Retail Sales	54,239	56,833
Transportation	28,204	30,911

Total Gas Deliveries	82,443	87,744

Gas Revenue (in millions)
Retail Sales	$575	$656
Transportation and Other	36	28

Total Gas Revenue	$611	$684

Gas Customers at Year End
	2011	2010
Customers
Residential	451,382	448,391
Commercial & Industrial	41,373	41,303

Total Retail Customers	492,755	489,694
Transportation	879	838

Total Gas Customers	493,634	490,532

Gas Maximum Day Sendout
	2011	2010
Winter
Maximum Day Sendout (in thousand cubic feet (mcf))	667,061	662,945

Exelon Generation – Total Owned Generating Capacity

Owned net electric generating capacity by station at December 31, 2011:

Base-load units are plants that normally operate to take all or part of the minimum continuous load of a system, and consequently produce electricity at an essentially constant rate. Intermediate units are plants that normally operate to take load of a system during the daytime higher load hours, and consequently produce electricity by cycling on and off daily. Peaking units consist of low-efficiency, quick response steam units, gas turbines, diesels, and pumped-storage hydroelectric equipment normally used during the maximum load periods.

Station	Location	Number of Units	Percent Owned(a)	Primary Fuel Type	Primary Dispatch Type	Net Generation Capacity(b) (MW)
Nuclear
Braidwood	Braidwood, IL	2		Uranium	Base-load	2,348
Byron	Byron, IL	2		Uranium	Base-load	2,323
Clinton	Clinton, IL	1		Uranium	Base-load	1,067
Dresden	Morris, IL	2		Uranium	Base-load	1,753
LaSalle	Seneca, IL	2		Uranium	Base-load	2,316
Limerick	Limerick Twp., PA	2		Uranium	Base-load	2,312
Oyster Creek	Forked River, NJ	1		Uranium	Base-load	625	(c)
Peach Bottom	Peach Bottom Twp., PA	2	50.00	Uranium	Base-load	1,150	(d)
Quad Cities	Cordova, IL	2	75.00	Uranium	Base-load	1,380	(d)
Salem	Hancock’s Bridge, NJ	2	42.59	Uranium	Base-load	1,004	(d)
Three Mile Island	Londonderry Twp, PA	1		Uranium	Base-load	837

						17,115

Fossil (Steam Turbines)(e)
Conemaugh	New Florence, PA	2	20.72	Coal	Base-load	352	(d)
Eddystone 3, 4	Eddystone, PA	2		Oil/Gas	Intermediate	760
Handley 4, 5	Fort Worth, TX	2		Gas	Peaking	870
Handley 3	Fort Worth, TX	1		Gas	Intermediate	395
Keystone	Shelocta, PA	2	20.99	Coal	Base-load	357	(d)
Mountain Creek 6, 7	Dallas, TX	2		Gas	Peaking	240
Mountain Creek 8	Dallas, TX	1		Gas	Intermediate	565
Schuylkill	Philadelphia, PA	1		Oil	Peaking	166
Wolf Hollow 1, 2	Granbury, TX	2		Gas	Intermediate	425
Wolf Hollow 3	Granbury, TX	1		Gas	Intermediate	280
Wyman	Yarmouth, ME	1	5.89	Oil	Intermediate	36	(d)

						4,446

Fossil (Combustion Turbines)
Chester	Chester, PA	3		Oil	Peaking	39
Croydon	Bristol Twp., PA	8		Oil	Peaking	391
Delaware	Philadelphia, PA	4		Oil	Peaking	56
Eddystone	Eddystone, PA	4		Oil	Peaking	60
Falls	Falls Twp., PA	3		Oil	Peaking	51
Framingham	Framingham, MA	3		Oil	Peaking	28
LaPorte	Laporte, TX	4		Gas	Peaking	152
Medway	West Medway, MA	3		Oil/Gas	Peaking	105
Moser	Lower Pottsgrove Twp., PA	3		Oil	Peaking	51
New Boston	South Boston, MA	1		Oil	Peaking	12
Richmond	Philadelphia, PA	2		Oil	Peaking	98
Salem	Hancock’s Bridge, NJ	1	42.59	Oil	Peaking	16	(d)
Schuylkill	Philadelphia, PA	2		Oil	Peaking	30
Southeast Chicago	Chicago, IL	8		Gas	Peaking	296
Southwark	Philadelphia, PA	4		Oil	Peaking	52

						1,437

Exelon Generation – Total Electric Generating Capacity (continued)

Owned net electric generating capacity by station at December 31, 2011:

Station	Location	Number of Units	Percent Owned(a)	Primary Fuel Type	Primary Dispatch Type	Net Generation Capacity(b) (MW)
Fossil (Internal Combustion/Diesel)
Conemaugh	New Florence, PA	4	20.72	Oil	Peaking	2	(d)
Keystone	Shelocta, PA	4	20.99	Oil	Peaking	2	(d)
Schuylkill	Philadelphia, PA	1		Oil	Peaking	3

						7

Hydroelectric and Renewable
AgriWind	Bureau Co., IL	4	99	Wind	Base-load	8	(d)
Blue Breezes	Faribault Co., MN	2		Wind	Base-load	3
Bluegrass Ridge	Gentry Co., MO	27	99	Wind	Base-load	56	(d)
Brewster	Jackson Co., MN	6	94-99	Wind	Base-load	6	(d)
Cassia	Twin Falls Co., ID	14		Wind	Base-load	29
Cisco	Jackson Co., MN	4	99	Wind	Base-load	8	(d)
City Solar	Chicago, IL	n.a.		Solar	Base-load	10
Conception	Nodaway Co., MO	24		Wind	Base-load	50
Conowingo	Harford Co., MD	11		Hydroelectric	Base-load	572
Cow Branch	Atchinson Co., MO	24		Wind	Base-load	50
Cowell	Pipestone Co., MN	1	99	Wind	Base-load	2	(d)
CP Windfarm	Faribault Co., MN	2		Wind	Base-load	4
Echo 1	Umatilla Co., OR	21	99	Wind	Base-load	34	(d)
Echo 2	Morrow Co., OR	10		Wind	Base-load	20
Echo 3	Morrow Co., OR	6	99	Wind	Base-load	10	(d)
Exelon Wind 1	Hansford Co., TX	8		Wind	Base-load	10
Exelon Wind 2	Hansford Co., TX	8		Wind	Base-load	10
Exelon Wind 3	Hansford Co., TX	8		Wind	Base-load	10
Exelon Wind 4	Hansford Co., TX	38		Wind	Base-load	80
Exelon Wind 5	Sherman Co., TX	8		Wind	Base-load	10
Exelon Wind 6	Sherman Co., TX	8		Wind	Base-load	10
Exelon Wind 7	Moore Co., TX	8		Wind	Base-load	10
Exelon Wind 8	Moore Co., TX	8		Wind	Base-load	10
Exelon Wind 9	Moore Co., TX	8		Wind	Base-load	10
Exelon Wind 10	Moore Co., TX	8		Wind	Base-load	10
Exelon Wind 11	Moore Co., TX	8		Wind	Base-load	10
Ewington	Jackson Co., MN	10	99	Wind	Base-load	20	(d)
Fairless Hills	Falls Twp, PA	2		Landfill Gas	Peaking	60
Greensburg	Kiowa Co., KS	10		Wind	Base-load	13
Harvest	Huron Co., MI	32		Wind	Base-load	53
High Plains	Moore Co., TX	8	99.5	Wind	Base-load	10	(d)
Loess Hills	Atchinson Co., MO	4		Wind	Base-load	5
Marshall	Lyon Co., MN	9	98-99	Wind	Base-load	19	(d)
Michigan Wind 1	Bingham Twp., MI	46		Wind	Base-load	69
Michigan Wind 2	Bingham Twp., MI	50		Wind	Base-load	90
Mountain Home	Elmore Co., ID	20		Wind	Base-load	40
Muddy Run	Lancaster, PA	8		Hydroelectric	Intermediate	1,070
Norgaard	Lincoln Co., MN	7	99	Wind	Base-load	9	(d)
Pennsbury	Falls Twp., PA	2		Landfill Gas	Peaking	6
Threemile Canyon	Morrow Co., OR	6		Wind	Base-load	10
Tuana Springs	Twin Falls Co., ID	8		Wind	Base-load	17
Wolf	Nobles Co., MN	5	99	Wind	Base-load	6	(d)

						2,539

Total						25,544

(a)	100%, unless otherwise indicated.
(b)	For nuclear stations, capacity reflects the annual mean rating. All other stations reflect a summer rating.
(c)	On December 8, 2010, Generation announced that it will permanently cease generation operation at Oyster Creek by December 31, 2019.
(d)	Net generation capacity is stated at proportionate ownership share.
(e)	Excludes Eddystone Generating Station Unit 2, which remained in operation presant to a reliability-must-run (RMR) agreement with PJM through May 31, 2012. Eddystone 2 ceased operations at the end of the RMR period.

Exelon Generation – Nuclear Generating Capacity

Exelon Nuclear Fleet(a)(b)

(At December 31, 2011)

Station	Location Water Body		Ownership	Owned Net Capacity (MW)	2011 Generation (GWh)	Plant Type	NSSS Vendor
Braidwood	Braidwood, IL		100% Exelon	2,348	19,777	PWR	W
2 units	Kankakee River

Byron	Byron, IL		100% Exelon	2,323	18,203	PWR	W
2 units	Rock River

Clinton	Clinton, IL		100% Exelon	1,067	8,658	BWR	GE
1 unit	Clinton Lake

Dresden	Morris, IL		100% Exelon	1,753	14,714	BWR	GE
2 units	Kankakee River

LaSalle	Seneca, IL		100% Exelon	2,316	19,256	BWR	GE
2 units	Illinois River

Limerick	Limerick Township, PA		100% Exelon	2,312	18,463	BWR	GE
2 units	Schuylkill River	(g)

Oyster Creek	Forked River, NJ		100% Exelon	625	5,298	BWR	GE
1 unit	Barnegat Bay

Peach Bottom	Peach Bottom, PA		50% Exelon	1,150	9,412	BWR	GE
2 units	Susquehanna River		50% PSEG Nuclear

Quad Cities	Cordova, IL		75% Exelon	1,380	11,401	BWR	GE
2 units	Mississippi River		25% Mid-American
			Energy Holdings

Salem	Hancock’s Bridge, NJ		42.6% Exelon	1,004	7,595	BWR	W
2 units	Deleware Estuary		57.4% PSEG Nuclear

Three Mile	Londonderry		100% Exelon	837	6,519	PWR	B&W
Island	Township, PA
1 unit	Susquehanna River

Total				17,115	139,297

Notes:	Amounts may not add due to rounding
Average in-service time = 31 years
PWR = Pressurized Water Reactor; BWR = Boiling Water Reactor
NSSS = Nuclear Steam Supply System
(a)	All stations are operated by Exelon Generation except Salem, which is operated by PSEG Nuclear, a division of Public Service Enterprise Group, Inc.
(b)	Owned Capacity and 2011 Generation are stated at Exelon’s ownership portion; unit summer rating is stated independent of ownership.
(c)	Open – a system that circulates water withdrawn from the environment, returning it to its source at a higher temperature. Closed – a system that recirculates cooling water with waste heat dissipated to the atmosphere through evaporation.
(d)	18-month refueling cycle.
(e)	24-month refueling cycle.
(f)	Dry cask storage will be in operation at all sites prior to the closing of spent fuel storage pools.
(g)	Supplemented with water from the Wadesville Mine Pool and the Still Creek Reservoir at Tamaqua via the Schuylkill River, and the Delaware Revier via the Bradshaw Reservoir at Perkiomen Creek.
(h)	On December 8, 2010, Generation announced that it will permanently cease generation operations at Oyster Creek by December 31, 2019.

Nuclear Operating Data(a)

	2011	2010	2009
Fleet capacity factor	93.3%	93.9%	93.6%
Fleet production cost per MWh	$18.86	$17.31	$16.07

(a)	Excludes Salem, which is operated by PSEG.

Refueling Outages in 2011

•	Conducted 12 refueling outages-including Salem

•	Average refueling outage duration: 24 days

2011 Net Generation (excluding Salem): 131,701 MWh

Planned Refueling Outages (including Salem)

2010:	10 actual	2013: 10 planned
2011:	12 actual	2014: 11 planned
2012:	10 planned	2015: 11 planned

Exelon Generation – Nuclear Generating Capacity

	Cooling Water System(c)	Unit/ Ownership	Annual Mean Rating (MW)	Start of Commercial Operations	Current License Expiration	Last Refueling Completed	Spent Fuel Pool Capacity Reached(f)
Braidwood	Closed	1/100%	1,190	1988	2026	May-12(d)	Dry Cask Storage
	(dedicated	2/100%	1,157	1988	2027	May-11(d)	in operation
	pond)

	Closed	1/100%	1,174	1985	2024	Apr-11(d)	Dry Cask Storage
Byron		2/100%	1,150	1987	2026	Oct-11(d)	in operation

	Closed	1/100%	1,067	1987	2026	Dec-11(e)	2018
Clinton

	Open	2/100%	880	1970	2029	Nov-11(e)	Dry Cask Storage
Dresden		3/100%	872	1971	2031	Nov-10(e)	in operation

	Closed	1/100%	1,154	1984	2022	Mar-12(e)	Dry Cask Storage
LaSalle		2/100%	1,162	1984	2023	Mar-11(e)	in operation

	Closed	1/100%	1,158	1986	2024	Mar-12(e)	Dry Cask Storage
Limerick		2/100%	1,153	1990	2029	Apr-11(e)	in operation

	Open	1/100%	625	1969	2029(h)	Dec-10(e)	Dry Cask Storage
Oyster Creek							in operation

	Open	2/50%	1,148	1974	2033	Oct-10(e)	Dry Cask Storage
Peach Bottom		3/50%	1,152	1974	2034	Oct-11(e)	in operation

	Open	1/75%	903	1973	2032	Jun-11(e)	Dry Cask Storage
Quad Cities		2/75%	937	1973	2032	Apr-12(e)	in operation

	Closed	1/42.6%	1,181	1977	2036	Nov-11(d)	Dry Cask Storage
Salem		2/42.6%	1,176	1981	2040	May-11(d)	in operation

	Closed	1/100%	837	1974	2034	Nov-11(e)	2023
Three Mile Island

Exelon Generation – Fossil Emissions and Emission Reduction Technology Summary

Owned generation as of December 31, 2011. Table does not include station auxiliary equipment or plants comprised solely of peaking combustion turbines.

		Net Generation Available for Sale (GWh)
	Capacity(a)
Fossil Station (Location) / Water Body	(MW)	2011	2010	2009
Conemaugh (New Florence, PA) / Conemaugh River	352	2,240	2,519	2,517
Units: 2 coal units (baseload)
Data reflects Exelon Generation’s 20.72% plant ownership.

Cromby(b) (Phoenixville, PA) / Schuylkill River	345	151	564	524
Units: 1 coal unit (intermediate), 1 oil/gas steam unit (intermediate)

Eddystone(c) (Eddystone, PA) / Delaware River	1,408	427	2,033	2,041
Units: 2 coal units (intermediate), 2 oil/gas steam units (intermediate),
4 combustion turbines (peaking)

Fairless Hills (Falls Township, PA) / Delaware River	60	242	239	237
Units: 2 landfill gas units (peaking)

Handley (Ft. Worth, TX) / Lake Arlington	1,265	585	362	523
Units: 3 gas steam units (2 peaking/1 intermediate)

Keystone (Shelocta, PA) / Keystone Lake	357	2,346	2,844	2,212
Units: 2 coal units (baseload)
Data reflects Exelon Generation’s 20.99% plant ownership.

Mountain Creek (Dallas, TX) / Mountain Creek cooling pond	805	627	726	689
Units: 3 gas steam units (2 peaking/1 intermediate)

Schuylkill (Philadelphia, PA) / Schuylkill River	196	6	8	9
Units: 1 oil steam unit (peaking)

Wolf Hollow(d) (Granbury, TX) / Lake Granbury	705	654
Units: 2 gas combined cycle turbines and 1 steam generator (intermediate)

(a)	Capacity reflects summer rating and is reported at ownership portion.
(b)	Cromby Unit 1 (coal) was retired on May 31, 2011; Cromby Unit 2 (oil/gas steam) was retired on Dec 31, 2011. Retired unit capacity is included in plant totals.
(c)	Eddystone Unit 1 (coal) was retired on May 31, 2011; Eddystone Unit 2 (coal) was retired on May 31, 2012. Retired unit capacity is included in plant totals.
(d)	Wolf Hollow generating station was acquired effective August 25, 2011; no data prior to the acquisition are included.

Exelon Generation – Fossil Emissions and Emission Reduction Technology Summary

Emissions (thousand tons)				Reduction Technology
						Post		Low NOx
						combustion		burners with		Induced	Cooling
				SO2		NOx controls		separated		flue gas	Water
Type	2011	2010	2009	Scrubber		(SCR or SNCR)		overfire air		recirculation	System
Conemaugh
SO2	1.5	1.5	1.5	X
NOx	3.6	4.0	3.9					X
CO2	2,218.7	2,488.2	2,486.0								Closed

Cromby
SO2	0.8	2.1	2.2	X
NOx	0.4	1.3	1.1	(Coal Unit	)	X		X
CO2	243.2	680.6	615.0			(Coal Unit	)	(Coal Unit	)		Open

Eddystone
SO2	0.9	4.9	5.3	X
NOx	0.8	3.8	3.8	(Coal Units	)	X		X
CO2	576.7	2,749.8	2,754.7			(Coal Units	)	(Coal Units	)		Open

Fairless Hills
SO2	0.1	0.1	0.1
NOx	0.1	0.1	0.1
CO2	207.7	201.1	226.0								Open

Handley
SO2	*	*	*
NOx	0.1	*	*			X
CO2	422.2	263.8	377.0								Open

Keystone
SO2	9.7	8.2	23.7
NOx	4.4	1.2	0.8	X		X		X
CO2	2,383.2	2,803.3	2,146.2								Closed

Mountain Creek
SO2	*	*	*
NOx	0.1	0.1	0.1			X				X
CO2	457.1	488.6	470.5			(Unit 8)				(Units 6, 7)	Open

Schuylkill
SO2	*	*	*
NOx	*	*	*
CO2	15.2	15.5	14.3								Open

Wolf Hollow
SO2	*
NOx	0.1
CO2	330.4										Open

*	Indicates emissions less than 50 tons.

Constellation Energy – Total Owned Generating Capacity

Generating capacity by facility at December 31, 2011:

Plant	Location	2011 Capacity Factor (%)(a)	Primary Fuel	Capacity (MW)(b)	% Owned	Owned Capacity (MW)
Nuclear
Calvert Cliffs Unit 1(c)	Calvert Co., MD	100.9	Uranium	855	50	428
Calvert Cliffs Unit 2(c)	Calvert Co., MD	91.7	Uranium	850	50	425
Nine Mile Point Unit 1(c)	Scriba, NY	84	Uranium	628	50	314
Nine Mile Point Unit 2(c)(d)	Scriba, NY	95.4	Uranium	1,141	41	468
R.E. Ginna(c)	Ontario, NY	84.7	Uranium	581	50	291

				4,055		1,925

Fossil
ACE	Trona, CA	87.5	Coal	102	31.1	32
Brandon Shores(e)	Anne Arundel Co., MD	52.6	Coal	1,273	100	1,273
C. P. Crane(e)	Baltimore Co., MD	27.8	Oil/Coal	399	100	399
Colorado Bend Energy Center	Wharton TX	31.6	Gas	550	100	550
Colver	Colver Township, PA	99.8	Waste Coal	102	25	26
Conemaugh	West Moreland Co., PA	71.5	Coal	1,711	10.6	181	(f)
Fore River	North Weymouth, MA	79.3	Gas	688	100	688
Gould Street	Baltimore City, MD	2.5	Gas	97	100	97
Grande Prairie	Alberta, Canada	20.6	Gas	93	100	93
H. A. Wagner(e)	Anne Arundel Co., MD	18	Coal/Oil/Gas	976	100	976
Handsome	Lake Rockland Twp, PA	1.9	Gas	268	100	268
Hillabee Energy Center	Alexander City, AL	64.3	Gas	740	100	740
Jasmin	Kern Co., CA	94.9	Coal	35	50	18
Keystone	Armstrong & Indiana Cos., PA	74	Coal	1,711	21	359	(f)
Mystic 7	Charlestown, MA	2	Oil/Gas	560	100	560
Mystic 8	Charlestown, MA	75.8	Gas	703	100	703
Mystic 9	Charlestown, MA	74.8	Gas	695	100	695
Mystic Jet	Charlestown, MA	0.1	Oil	9	100	9
Notch Cliff	Baltimore Co., MD	2.3	Gas	101	100	101
Panther Creek	Nesquehoning, PA	98	Waste Coal	80	50	40
Perryman	Harford Co., MD	2	Oil/Gas	347	100	347
Philadelphia Road	Baltimore Co., MD	0.8	Oil	61	100	61
POSO	Kern Co., CA	73.6	Coal	35	50	18
Quail Run Energy Center	Odessa, TX	14.1	Gas	550	100	550
Riverside	Baltimore Co., MD	1	Oil/Gas	228	100	228
Sunnyside	Sunnyside, UT	93.6	Waste Coal	51	50	26
West Valley	Salt Lake City, UT	10.3	Gas	200	100	200
Westport	Baltimore Co., MD	0	Gas	116	100	116

				12,481		9,351

Constellation Energy – Total Owned Generating Capacity (continued)

Hydroelectric and Renewable
Chinese Station	Jamestown, CA	70.7	Biomass	22	45	10
Fresno	Fresno, CA	91.9	Biomass	24	50	12
Rocklin	Placer Co., CA	86.7	Biomass	24	50	12
Malacha	Muck Valley, CA	37.4	Hydroelectric	32	50	16
Safe Harbor	Safe Harbor, PA	44.9	Hydroelectric	417	66.7	278
Constellation Solar(g)	Various	—	Solar	69	100	69
SEGS IV	Kramer Junction, CA	26	Solar	33	12.2	4
SEGS V	Kramer Junction, CA	37.8	Solar	24	4.2	1
SEGS VI	Kramer Junction, CA	28.1	Solar	34	8.8	3
Criterion	Oakland, MD	32.4	Wind	70	100	70

				749		475

Total				17,294		11,751

Note: The sums of the individual plant capacities may not equal the category or overall totals due to rounding.

(a)	Capacity factors are based on installed capacity, which is temperature adjusted. Therefore, it is possible to generate more than 100% of the installed capacity.
(b)	Capacity figures represent summer seasonal claimed capacity amounts. For units with power purchase agreements, figures represent contract capacity.
(c)	Constellation has a 50.01% equity membership interest in CENG, the joint venture with EDF that holds these nuclear generating assets.
(d)	CENG owns 82% of Nine Mile Point Unit 2, the remaining interest in which is owned by Long Island Power Authority. CENG owns 100% of all other nuclear units listed.
(e)	Coal assets divested in 2012 as part of the merger agreement.
(f)	Reflects Constellation’s proportionate interest in and entitlement to capacity from Keystone and Conemaugh, which include 2 MW of diesel. Capacity for Keystone and 1 MW of diesel capacity for Conemaugh.
(g)	Constellation Solar is an operation that constructs, owns, and operates solar facilities at various customer locations.

Constellation Energy – Nuclear Generating Capacity

CENG Fleet

Constellation Energy Nuclear Group (CENG) is a Maryland limited liability company whose members are Constellation Energy Group, Inc (50.01% interest) and EDF, Inc. (49.99% interest). CENG owns and operates five nuclear power reactors on three sites.

(At December 31, 2011)

Station	Location Water Body	Plant Ownership	Owned Net Capacity (MW)(a)	2011 Generation (GWh)(a)	Plant Type
Calvert Cliffs	Lusby, MD	50.01% Constellation	853	7,200	PWR
2 units	Chesapeake Bay	49.99% EDF

Nine Mile Point	Scriba, NY	44.20% Constellation(e)	782	6,221	BWR
2 units	Lake Erie	44.19% EDF(e)
		11.61% LIPA(e)

R.E. Ginna	Ontario, NY	50.01% Constellation	291	2,148	PWR
1 unit	Lake Erie	49.99% EDF

Total			1,925	15,569

Note:	Amounts may not add due to rounding
PWR = Pressurized Water Reactor; BWR = Boiling Water Reactor
(a)	Owned Capacity and 2011 Generation are stated at Constellation Energy’s ownership portion. Summer unit rating is stated independent of ownership.
(b)	Open – a system that circulates water withdrawn from the environment, returning it to its source at a higher temperature. Closed – a system that recirculates cooling water with waste heat dissipated to the atmosphere through evaporation.
(c)	On-site Independent Spent Fuel Storage Installation (IFSI) will be in operation at all sites prior to the closing of spent fuel storage pools.
(d)	24-month refueling cycle
(e)	CENG owns 100% of Nine Mile Point Unit 1 and 82% of Nine Mile Point Unit 2. The remaining interest in Nine Mile Point Unit 2 is owned by the Long Island Power Authority (LIPA)
(f)	18-month refueling cycle.

Nuclear Operating Data

	2011	2010	2009
Fleet capacity factor	92.3%	94.0%	95.7%
Fleet production cost per MWh	$25.35	$21.33	$20.86

Refueling Outages in 2011

– Conducted 3 refueling outages

Planned Refueling Outages

2010:	2 actual	2013: 2 planned
2011:	3 actual	2014: 3 planned
2012:	3 planned	2015: 3 planned

Constellation Energy Nuclear Group Fleet

	Cooling Water System(b)	Unit/CEG Ownership	Summer Rating (MW)(a)	Start of Commercial Operations	Current License Expiration	Last Refueling Completed	Spent Fuel Pool Capacity Reached(c)
Calvert Cliffs	Open	1/50.01%	855	1975	2034	Apr-12(d)	ISFSI in operation
		2/50.01%	850	1977	2036	Mar-11(d)

Nine Mile	Open/	1/50.01%	628	1970	2029	Apr-11(d)	Fuel pool not full;
Point	Closed	2/41.01%	1,141	1988	2046	Jun-12(d)	ISFSI under

R.E. Ginna	Open	1/50.01%	581	1970	2029	Jun-11(f)	ISFSI in operation

Constellation Energy – Fossil Emissions and Emission Reduction Technology Summary

Owned generation as of December 31, 2011. Table does not include station auxiliary equipment or plants comprised soley of peaking combustion turbines.

		Net Generation Available for Sale (GWh)
	Capacity(a)
Fossil Station (Location) / Water Body	(MW)	2011	2010	2009
Brandon Shores(b) (Baltimore, MD) / Patapsco River	1,273	5,868	6,032	6,614
Units: 2 coal units (baseload)

C.P. Crane(b) (Baltimore, MD) / Seneca Creek	399	970	845	1,063
Units: 2 coal units (intermediate) & 1 oil combustion turbine (peaking)

Colorado Bend Energy Center (Wharton, TX) / Colorado River	550	1,524	819
Units: 4 2x1 CCGTs & 2 steam generators (intermediate)

Conemaugh (New Florence, PA) / Conemaugh River	181	1,131	1,284	1,283
Units: 2 coal units (baseload)
Data reflects Constellation’s 10.6% ownership

Fore River (North Weymouth, MA) / Town River	688	4,781
Units: 4 2x1 CCGTs & 3 steam generators (intermediate)

Gould Street (Baltimore MD) / Patapsco River	97	21	22	7
Units: 1 gas steam unit (intermediate)

H.A. Wagner(b) (Baltimore, MD) / Patapsco River	976	1,538	1,644	2,293
Units: 1 oil/gas steam unit, 2 coal units, 1 oil steam unit, & 1 oil combustion turbine (intermediate)

Hillabee Energy Center (Alexander City, AL) / Municipal Supply	740	4,166	2,389
Units: 2 2x1 CCGTs & 1 steam generator (intermediate)

(a)	Capacity reflects summer rating and is reported at ownership portion.
(b)	Constellation’s Baltimore coal plants were divested in 2012 according to the terms of the merger agreement with the state of Maryland.

Constellation Energy – Fossil Emissions and Emission Reduction Technology Summary

Emissions (thousand tons)				Technology
					Cooling
					Water
Type	2011	2010	2009	Air Pollution Control	System
Brandon Shores
SO2	2.8	1.3	32.8	SCR, ESP, activated carbon, injection,
NOx	4.8	3.8	3.5	baghouse, overfire air, low-NOx burners,
CO2	6,610	6,330	6,861	FGD, hydrated lime injection	Closed

C.P. Crane
SO2	5.7	5.6	12.5	baghouse, overfire air, (natural gas
NOx	2.5	2.5	2.1	reburn capability), SNCR, activated
CO2	1,242	1,050	1,216	carbon injection	Open

Colorado Bend
SO2	*	*
NOx	0.1	3.1
CO2	759	513		SCR, low-NOx burners	Closed

Conemaugh
SO2	0.8	0.7	0.8
NOx	1.9	2.0	2.0
CO2	1,131	1,273	1,267	ESP, FGD, low-NOx burners	Closed

Fore River
SO2	*
NOx	0.1
CO2	2,018			SCR, low-NOx burners	Open

Gould Street
SO2	*	*	*
NOx	*	*	*
CO2	17	18	6	low-NOx burners	Open

H.A. Wagner
SO2	9.1	9.2	15.1
NOx	1.7	1.5	1.7	ESP, SNCR, low-NOX burners,
CO2	1,760	1,820	2,401	activated carbon injection, multicyclones	Open
Hillabee Energy Ctr.
SO2	*	*
NOx	0.1	0.1
CO2	1,786	1,020		SCR	Closed

*	Indicates emissions less than 50 tons.

(Continued on next page)

Constellation Energy – Fossil Emissions and Emission Reduction Technology Summary (continued)

Owned generation as of December 31, 2011. Table does not include station auxiliary equipment or plants comprised soley of peaking combustion turbines.

		Net Generation Available for Sale (GWh)
Fossil Station (Location) / Water Body	Capacity(a) (MW)	2011	2010	2009
Keystone (Shelocta, PA) / Keystone Lake	359	2,329	2,845	2,213
Units: 2 coal units (baseload)
Data reflects Constellation’s 21.0% ownership

Mystic & Mystic Jet (Charlestown, MA) / Mystic River	1,967	9,324
Units: 4 2x1 CCGT, 3 steam generators & 1 combustion turbine (intermediate)

Panther Creek (Nesquehoning, PA)	40	343	338	338
4th Hollow Reservoir & Lausanne Mine Pool
Units: 1 waste coal unit (baseload)
Data reflects Constellation’s 50.0% plant ownership

Quail Run Energy Center (Odessa, TX) / Municipal	550	681	736
Units: 4 2x1 CCGT & 2 steam generators (intermediate)

Riverside (Baltimore, MD) / Patapsco River	228	20	13	1
Units: 1 gas steam unit & 3 gas/oil combustion turbines (peaking)

(a)	Capacity reflects summer rating and is reported at ownership portion.
(b)	Constellation’s Baltimore coal plants were divested in 2012 according to the terms of the merger agreement with the state of Maryland.

Constellation Energy – Fossil Emissions and Emission Reduction Technology Summary (continued)

Emissions (thousand tons)				Technology
					Water
Type	2011	2010	2009	Air Pollution Control	System
Keystone
SO2	9.8	8.2	23.7
NOx	4.4	1.2	0.8
CO2	2,383	2,805	2,152	ESP, SCR, FGD	Closed

Mystic & Mystic Jet
SO2	*
NOx	0.3
CO2	4,102			SCR, low-NOx burners	Open

Panther Creek
SO2	0.3	0.3	0.3
NOx	0.3	0.3	0.3	SNCR, limestone and
CO2	568	474	453	ammonia injection, baghouse	Closed

Quail Run Energy Cnt.
SO2	*	*
NOx	0.1	0.1
CO2	398	360		SCR, low-NOx burners	Closed

Riverside
SO2	*	*	*
NOx	*	*	*
CO2	16	12	3	low-NOx burners	Open

*	Indicates emissions less than 50 tons.

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